UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
BridgeBio Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BridgeBio Pharma, Inc.

3160 Porter Drive, Suite 250,

Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 21, 2023, at 9:00 a.m. Pacific time. Our Board of Directors has determined, to facilitate increased shareholder participation, that this year’s Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/BBIO2023 during the meeting.

The Annual Meeting will be held for the following purposes:

1.

To elect four (4) directors, James C. Momtazee, Frank McCormick, Ph.D., Randal W. Scott, Ph.D. and Hannah A. Valantine, M.D., to serve as Class I directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2025 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Proposal 1 relates solely to the election of directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on Monday, April 24, 2023, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 28, 2023, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2022 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2022 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2022 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information that they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet, by telephone, or if you received proxy materials by mail, by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you virtually attend the Annual Meeting and electronically submit to the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your earlier submitted proxy will not be used.

By Order of the Board of Directors

BridgeBio Pharma, Inc.

/s/ Neil Kumar
Neil Kumar
Chief Executive Officer

Palo Alto, California
April 28, 2023

Your vote is important, whether or not you expect to attend the Annual Meeting. You are urged to vote either via the Internet or telephone, or, if you received proxy materials by mail, by mail by returning a signed and dated copy of the enclosed proxy card using the enclosed envelope. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

i

BRIDGEBIO PHARMA, INC. PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

June 21, 2023

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc. (the “Company”), a Delaware corporation, to be held virtually at 9:00 a.m., Pacific time, on Wednesday, June 21, 2023, and at any adjournments or postponements thereof for the following purposes:

1.

To elect four (4) directors, James C. Momtazee, Frank McCormick, Ph.D., Randal W. Scott, Ph.D. and Hannah A. Valantine, M.D., to serve as Class I directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2025 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal;

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BBIO2023. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting.

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.

Our Board of Directors has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of April 24, 2023 (the “Record Date”). The mailing of the Notice to our stockholders is scheduled to begin on or about April 28, 2023. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this proxy statement and our 2022 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail. The Notice also provides voting instructions.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 21, 2023:

The Proxy Statement, the accompanying proxy card or voting instruction card and the Company’s 2022 Annual Report on Form 10-K (the “Annual Report”) are available electronically at www.proxyvote.com.

In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by email on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2023 Annual Meeting of Stockholders, this proxy statement and our 2022 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on April 24, 2023 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 24, 2023, there were 160,500,999 shares of common stock issued and outstanding and eligible to vote.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the shares of our common stock entitled to vote (present virtually or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or virtually at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Non-binding, advisory vote to approve the compensation of our named executive officers	Majority	No
Ratification of Deloitte & Touche LLP	Majority	Yes

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the four (4) nominees receiving the highest number of affirmative votes properly cast “FOR” each such nominee will be elected as Class I directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. Under our bylaws, directors are elected by plurality vote. If a quorum is present, the four (4) director nominees receiving the highest number of “FOR” votes, submitted virtually at the Annual Meeting or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any one or more nominees by specifying the name of the nominees on your proxy card. Proposal One is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors. If nominees are unopposed, election requires only a single “FOR” vote.

Proposal Two—Non-binding, advisory vote to approve the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, the abstention will have no effect on the proposal. Proposal Two is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of our named executive officers.

Proposal Three—Approval of the Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, the abstention will have no effect on the proposal. Proposal Three is considered to be a routine item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR: (i) the election of each of the Company’s four (4) nominees as directors; (ii) the non-binding, advisory vote to approve the compensation of our named executive officers; (iii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023; and (iv) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Tuesday, June 20, 2023. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If you are a stockholder of record as of April 24, 2023, you may vote online by attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/BBIO2023. If you hold your shares through a bank, broker or other nominee and do not have a 16-digit control number but wish to vote online at the meeting, you must contact your broker, bank or other nominee so that you can be provided with a control number or legal proxy.

Those without a control number may attend as guests of the Annual Meeting. Guests will not have the option to vote or ask questions during the meeting.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Attending the Annual Meeting

This year’s Annual Meeting will be held entirely online to facilitate increased shareholder participation. You will be able to attend the Annual Meeting online by accessing www.virtualshareholdermeeting.com/BBIO2023.

To join the Annual Meeting as a stockholder, you will need to have your 16-digit control number, which can be found on the Notice, voting instruction form or proxy card you received. If your shares are held in “street name” through a broker, bank or other nominee and you do not have a 16-digit control number, you must contact such broker, bank or nominee so that you can be provided with a control number or legal proxy. Those without a control number may attend as guests of the Annual Meeting but will not have the option to vote or ask questions during the meeting.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions

To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/BBIO2023. To participate as a stockholder, you will need your 16-digit control number, which can be found on the Notice, voting instruction form or proxy card you received. In the event that you hold your shares through a bank, broker or other nominee and do not have a control number, please contact such broker, bank or other nominee as soon as possible, so that you can be provided with a control number or legal proxy and gain access to the meeting. Those without a control number may attend as guests of the Annual Meeting but will not have the option to vote or ask questions during the meeting.

Submitting Questions at the Virtual Annual Meeting

If you have logged into the Annual Meeting using your 16-digit control number and wish to ask a question during the meeting, you may do so on the virtual meeting website by typing your question into the “Ask a Question” field, and clicking “Submit.” Those without a control number will not have the option to ask questions during the meeting.

If questions submitted are repetitive as to a particular topic, the Chair of the meeting may limit discussion on such topic. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals.

For further details, please review the Annual Meeting’s Rules of Conduct, which will be posted on www.virtualshareholdermeeting.com/BBIO2023 during the Annual Meeting.

Annual Meeting Technical Assistance

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

Availability of Live Webcast to Team Members and Other Constituents

The live audio webcast will be available to not only our stockholders but also our team members and other constituents.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then virtually attend the Annual Meeting and desire to vote are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Brian C. Stephenson, Secretary, c/o BridgeBio Pharma, Inc., at the address of our principal executive offices at 3160 Porter Drive, Suite 250, Palo Alto, CA 94304. Our telephone number is (650) 391-9740. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit proposals to the Board of Directors to be presented at the 2024 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 30, 2023 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. We also encourage you to submit any such proposals via email to ir@bridgebio.com. If the date of the 2024 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 23, 2024.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 22, 2024 and no later than March 23, 2024. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2024.

The Board of Directors, a designated committee thereof or the chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, or the Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election by the stockholders are the current Class I members: James C. Momtazee, Frank McCormick, Ph.D., Randal W. Scott, Ph.D. and Hannah A. Valantine, M.D. If elected, each nominee will serve as a director until the date of the annual meeting of stockholders following the year ending December 31, 2025 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

In April 2023, our Board of Directors approved a reduction in the size of the Board of Directors from fifteen (15) to fourteen (14) members and a reduction in the number of authorized directors in Class I from five (5) to four (4) members to eliminate the vacancy in Class I following the resignation of former director Brenton L. Saunders from our Board of Directors in March 2023. Our Board of Directors is currently comprised of fourteen (14) members. If each of the Class I director nominees is elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I: James C. Momtazee, Frank McCormick, Ph.D., Randal W. Scott, Ph.D. and Hannah A. Valantine, M.D.; Class II: Eric Aguiar, M.D., Jennifer E. Cook, Andrea J. Ellis, Fred Hassan and Ali J. Satvat; and Class III: Neil Kumar, Ph.D., Charles Homcy, M.D., Douglas A. Dachille, Ronald J. Daniels and Andrew W. Lo, Ph.D.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the date of the annual meeting of stockholders following the year ending December 31, 2025 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 31, 2023 are set forth below.

Name	Age	Position
Neil Kumar, Ph.D.	44	Chief Executive Officer and Director
Eric Aguiar, M.D.(1)	61	Director
Jennifer E. Cook	57	Director
Douglas A. Dachille(2)	58	Director
Ronald J. Daniels(3)	63	Director
Andrea J. Ellis(1)	37	Director
Fred Hassan(3)	77	Director
Charles Homcy, M.D.	74	Director and Lead Director
Andrew W. Lo, Ph.D.(2)	62	Director
Frank P. McCormick, Ph.D.	72	Director
James C. Momtazee	51	Director
Ali J. Satvat(2)(3)	45	Director
Randal W. Scott, Ph.D.(1)	65	Director
Hannah A. Valantine, M.D.(2)	71	Director

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Compensation Committee.

Nominees for Director

Class I:

The persons listed below are nominated for election to Class I of the Board of Directors to serve a three-year term ending on the date of the annual meeting of stockholders following the year ending December 31, 2025 and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors recommends that you vote FOR the following nominees.

James C. Momtazee has served as a member of our Board of Directors since March 2016 and as our Senior Advisor – Transactions from February 2020 until January 2021. He is the Managing Partner of Patient Square Capital, LP, a dedicated health care investment firm. He was Chairman and CEO of Montes Archimedes Acquisition Corporation from October 2020 until October 2021. He was previously a Member of Kohlberg Kravis Roberts & Co. L.P., a private equity and alternative asset management firm (“KKR”), and had been employed by KKR for 21 years ending in July 2019. Mr. Momtazee currently serves on the board of directors of Alladapt Immunotherapeutics, Inc., Apollo Therapeutics, Enavate Sciences, Kriya Therapeutics, Inc., The Medical Device Manufacturers Association, and Roivant Sciences, Inc. (Nasdaq: ROIV). He previously served on the boards of directors of Jazz Pharmaceuticals plc (Nasdaq: JAZZ), a biopharmaceutical company, from 2004 to 2014, HCA Healthcare Inc. (formerly HCA Holdings Inc.; NYSE: HCA), a health care services company, from 2006 to 2014, and Entellus Medical, Inc., a medical technology company, from 2017 to 2018. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Momtazee’s qualifications to serve on our Board of Directors include his expertise in corporate governance, the healthcare industry and in financing and financial matters.

Frank McCormick, Ph.D. has served as a member of our Board of Directors since February 2023. He currently also serves as our Chairman of Oncology and has held this position since April 2019. He is also a Professor in the University of California, San Francisco (“UCSF”) Helen Diller Family Comprehensive Cancer Center, a multidisciplinary research and medical care organization, and has been a UCSF faculty member since 1997. Dr. McCormick has held the positions of Director of the UCSF Helen Diller Family Comprehensive Cancer Center and served as Associate Dean of the UCSF School of Medicine from 1997 to 2014. Prior to joining the UCSF faculty, Dr. McCormick pursued cancer-related work with several biotechnology firms, including Cetus Corporation as Director of Molecular Biology from 1981 to 1990 and Vice President of Research from 1990 to 1991, and Chiron Corporation as Vice President of Research from 1991 to 1992. In 1992, Dr. McCormick founded Onyx Pharmaceuticals and served as its Chief Scientific Officer until 1996. Dr. McCormick is a Fellow of the Royal Society, an institution dedicated to science, since 1996, a member of the National Academy of Sciences since 2014 and has served as President, 2012 to 2013, for the American Association for Cancer Research. Since 2013, Dr. McCormick has led the National Cancer Institute’s Ras Initiative at the Frederick National Laboratories for Cancer Research overseeing the national effort to develop therapies against Ras-driven cancers. Dr. McCormick also served as a member of the board of directors of Olema Pharmaceuticals, Inc. (Nasdaq: OLMA) from December 2014 to April 2021, and Aduro Biotech, Inc. (Nasdaq: KDNY) from 2010 to February 2019. Dr. McCormick received his B.Sc. in biochemistry from the University of Birmingham and his Ph.D. in biochemistry from the University of Cambridge and held postdoctoral fellowships in the U.S. at the State University of New York at Stony Brook and in London at the Imperial Cancer. Dr. McCormick’s qualifications to serve on our Board of Directors include his extensive scientific background, particularly in the field of oncology.

Randal W. Scott, Ph.D. has served as a member of our Board of Directors since June 2020. Dr. Scott is the cofounder of Invitae Corporation, a genetic information company (NYSE: NVTA), where he served as the Chairman and CEO from 2012 to 2017 and the Executive Chairman from 2017 to 2019. Dr. Scott served on the board of directors of Invitae from 2010 until August 2019 and rejoined as Chairman of the board of Invitae in July 2022. Prior to that, Dr. Scott cofounded Genomic Health, Inc., a genetic research company (Nasdaq: GHDX), where he served as the Chairman and CEO from 2000 to 2009 and the Executive Chairman from 2009 to 2012. Dr. Scott holds a B.S. in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas. Dr. Scott’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biopharmaceutical companies and his scientific expertise.

Hannah A. Valantine, M.D. has served as a member of our Board of Directors since October 2021. Dr. Valantine currently serves as Professor of Medicine at Stanford University School of Medicine, where she has been a faculty member since 1987. From April 2014 to September 2020, Dr. Valantine served as Chief Officer for Scientific Workforce Diversity at the National Institutes of Health, and as a Senior Investigator in the Intramural Research Program at the National Heart, Lung, and Blood Institute. From November 2004 to April 2014, Dr. Valantine was Professor of Cardiovascular Medicine and the Senior Associate Dean for Diversity and Leadership at Stanford University. In collaboration with her colleagues at Stanford University, Dr. Valantine co-invented the technology for donor derived cell-free DNA for diagnosis of transplant rejection, which is currently licensed and used to monitor patients for early detection of acute rejection. Dr. Valantine has served on the board of directors of Pacific Biosciences of California, Inc. (Nasdaq: PACB) since June 2021, and of CareDx, Inc. (Nasdaq: CDNA) since July 2021. Dr. Valantine also serves as Principal and Founder of HAV LLC, a consulting company for diversity, equity and inclusion that she founded in January 2021. Dr. Valantine received her M.B.B.S., M.R.C.P. and M.D. at St Georges Hospital/London University. Dr. Valantine’s qualifications to serve on our Board of Directors include her extensive experience in the life sciences industry and her background in academic medicine.

Current Directors

Class II: Currently Serving Until the 2024 Annual Meeting

Eric Aguiar, M.D. has served as a member of our Board of Directors since March 2019. Dr. Aguiar has been a partner at Aisling Capital since January 2016 and prior to that was a partner at Thomas, McNerney and Partners, a healthcare venture capital and growth equity fund, since 2007. Prior to joining that firm, he was a Managing Director of HealthCare Ventures, a healthcare focused venture capital firm, from 2001 to 2007. Dr. Aguiar currently serves on the board of directors of Invitae Corporation (NYSE: NVTA) since September 2010. He also serves on the board of directors of Biomea Fusion, a biopharmaceutical company (Nasdaq: BMEA). He served on the board of directors of Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX) from March 2018 to August 2020. He served on the board of directors of Biohaven Corporation (NYSE: BHVN) from October 2016 to January 2020. Dr. Aguiar is a member of the Council on Foreign Relations. Dr. Aguiar received his medical degree with honors from Harvard Medical School. He graduated with honors from Cornell University as a College Scholar. He was also a Luce Fellow and is a Chartered Financial Analyst. Dr. Aguiar’s qualifications to serve on our Board of Directors include his medical and finance background and experience as an investor in life science companies.

Jennifer E. Cook has served as a member of our Board of Directors since December 2019. She is currently the owner and principal of Jennifer Cook Consulting since July 2019. Ms. Cook has served as a member of the board of directors of Denali Therapeutics, Inc. (Nasdaq: DNLI) since November 2018, Ambys Medicines since March 2020, Gyroscope Therapeutics Limited since November 2020, and Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) since November 2020. Ms. Cook served as the Chief Executive Officer of GRAIL from January 2018 to June 2019. Previously, Ms. Cook was at Roche Pharmaceuticals and Genentech, where she held a number of senior management positions; from January 2017 to December 2017, Ms. Cook served as Senior Vice President, Global Head of Clinical Operations for Roche Pharmaceuticals; from September 2013 to December 2016, Ms. Cook served as Head of Region Europe Pharma for Roche Pharmaceuticals; and from July 2010 to September 2013, Ms. Cook served as the Senior Vice President, Business Unit Head Immunology and Ophthalmology for Genentech. Ms. Cook holds a B.A. in human biology and an M.S. in biology from Stanford University, as well as an M.B.A. from the Haas School of Business at the University of California, Berkeley. Ms. Cook’s qualifications to serve on our Board of Directors include her extensive experience as a senior management executive of healthcare and biotechnology companies, including as the senior vice president of one of the world’s largest healthcare companies.

Andrea J. Ellis has served as a member of our Board of Directors since August 2021. Mrs. Ellis currently serves as the Chief Financial Officer of Fanatics Betting & Gaming. From June 2020 to September 2022, she served as the Chief Financial Officer of Neutron Holdings, Inc. d/b/a Lime, an innovative transportation technology company that offers access to shared electric scooters, bikes and mopeds that is built on sustainability. From 2015 to 2020, Mrs. Ellis held numerous positions at Restaurant Brands International (RBI), the parent company of Burger King, Popeyes, and Tim Hortons. Mrs. Ellis started her career at Goldman Sachs, working in Investment Banking from 2012 to 2015 and Equities Trading from 2007 to 2010. Mrs. Ellis earned her bachelor’s degree in biology from the University of Pennsylvania and an M.B.A. from Harvard Business School. Mrs. Ellis’ qualifications to serve on our Board of Directors include her background in finance.

Fred Hassan has served as a member of our Board of Directors since August 2021. Mr. Hassan currently serves as Director of Warburg Pincus LLC, a global private equity investment institution, which he joined in 2009. Previously, Mr. Hassan served as Chairman and Chief Executive Officer of Schering-Plough from 2003 to 2009. Before assuming these roles, from 2001 to 2003, Mr. Hassan was Chairman and Chief Executive Officer of Pharmacia Corporation, a company formed through the merger of Monsanto Company and Pharmacia & Upjohn, Inc. He joined Pharmacia & Upjohn, Inc. as Chief Executive Officer in 1997. Mr. Hassan has served as a director of Precigen, Inc. (Nasdaq: PGEN) since 2016, Prometheus Biosciences, Inc. (Nasdaq: RXDX) since May 2021 and Cocrystal Pharma, Inc. (Nasdaq: COCP) since April 2023. Previously, Mr. Hassan served as a director of Time Warner Inc. (now Warner Media, LLC) from October 2009 to June 2018, as a director of Amgen, Inc. from July 2015 to May 2021, and as a director of Avon Products, Inc. from 1999 until 2013. He was Chairman of the board of Bausch & Lomb from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2013 and served on the board of Valeant Pharmaceuticals from 2013 to 2014. Mr. Hassan earned his bachelor’s degree in chemical engineering from the Imperial College of Science and Technology at the University of London and an M.B.A. from Harvard Business School. Mr. Hassan’s qualifications to serve on our Board of Directors include his extensive experience leading and scaling global pharmaceutical companies and advising major corporations as a director.

Ali J. Satvat has served as a member of our Board of Directors since March 2016. Mr. Satvat joined Kohlberg Kravis Roberts & Co. L.P., a global investment firm, in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR’s Americas Private Equity platform, and Global Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee for KKR’s Americas Private Equity platform and chairs the Investment Committee for KKR Health Care Strategic Growth. Mr. Satvat has served as a member of the boards of directors of Coherus BioSciences, Inc. (Nasdaq: CHRS), a biopharmaceutical company, since May 2014, Impel Pharmaceuticals, Inc. (Nasdaq: IMPL) since December 2018, Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX), a biopharmaceutical company, from June 2018 through January 2021, PRA Health Sciences, Inc. (formerly Nasdaq: PRAH), a global contract research organization, from September 2013 through April 2018, and numerous privately held companies. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, a global private equity firm, where he invested in health care from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, a venture capital subsidiary of Johnson & Johnson, Audax Group, a private equity firm, and The Blackstone Group, a global investment firm. Mr. Satvat holds an A.B. in History and Science from Harvard College and a M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat previously served as a member of the board of directors of the Healthcare Private Equity Association. Mr. Satvat’s qualifications to serve on our Board of Directors include his expertise in corporate governance, financing, and financial matters and his extensive investment experience in the health care industry.

Class III: Currently Serving Until the 2025 Annual Meeting

Neil Kumar, Ph.D. is a co-founder and has served as our Chief Executive Officer and a member of our Board of Directors since April 2015. Dr. Kumar has also served as the Chief Executive Officer of our subsidiary, Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX), a clinical-stage biopharmaceutical company, and a member of Eidos Therapeutics’ board of directors since March 2016. Prior to co-founding us, he served as the interim vice president of business development at MyoKardia, Inc. (formerly Nasdaq: MYOK, acquired by Bristol Myers

Squibb), a clinical-stage biopharmaceutical company, from 2012 to 2014. Prior to that, Dr. Kumar served as a principal at Third Rock Ventures, a venture capital firm, from 2011 to 2014. Before joining Third Rock Ventures, he served as an associate principal at McKinsey & Company, a worldwide management consulting firm, from 2007 to 2011. Dr. Kumar has served as a member of the board of directors of LianBio (Nasdaq: LIAN) since October 2019. He received his B.S. and M.S. degrees in chemical engineering from Stanford University and received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology. Dr. Kumar’s qualifications to serve on our Board of Directors include his role as our principal executive officer and his extensive experience as an executive officer of biotechnology companies.

Charles Homcy, M.D. has served as a member of our Board of Directors since November 2018, our Chairman of Pharmaceuticals since February 2019, and our Lead Director since February 2020. In 2010, Dr. Homcy joined Third Rock Ventures, a venture capital firm, where he currently serves on the Scientific Advisory Board. He served as president and chief executive officer of Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), a clinical biotechnology company, since co-founding the company in 2003 until 2010. Prior to that, Dr. Homcy served as the president of research and development at Millennium Pharmaceuticals, Inc. (currently, Takeda Oncology), a biopharmaceutical company, following its acquisition of COR Therapeutics, Inc. in 2002. He joined COR Therapeutics, a biopharmaceutical company, in 1995 as executive vice president of research and development, and he served as a director of the company from 1998 to 2002. Dr. Homcy was a clinical professor of medicine at the University of California, San Francisco Medical School, and attending physician at the San Francisco Veterans Affairs Hospital from 1997 to 2011. He was previously president of the medical research division of American Cyanamid-Lederle Laboratories, a division of Wyeth-Ayerst Laboratories. He currently serves on the board of directors of Maze Therapeutics, Inc., a biopharmaceutical company, and was formerly a director of Portola Pharmaceuticals from 2004 until March 2019, Global Blood Therapeutics, Inc. (Nasdaq: GBT, acquired by Pfizer, Inc.) from 2012 until June 2019, and Pliant Therapeutics, Inc. (Nasdaq: PLRX) from 2015 until 2021. Dr. Homcy holds a B.A. and an M.D. from Johns Hopkins University and currently serves on its board of trustees. Dr. Homcy’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biotechnology companies and his scientific expertise.

Douglas A. Dachille has served as a member of our Board of Directors since August 2021. Mr. Dachille served as Executive Vice President and Chief Investment Officer for American International Group, Inc. (“AIG”) (NYSE: AIG) from September 2015 to June 2021. Before assuming these roles at AIG, Mr. Dachille served as Chief Executive Officer of First Principles Capital Management, LLC (“First Principles”), an investment management firm, from September 2003 until its acquisition by AIG in September 2015. Prior to co-founding First Principles, he was President and Chief Operating Officer of Zurich Capital Markets. Mr. Dachille began his career at JPMorgan Chase, where he served as Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille earned his bachelor’s degree in a special joint program through Union University and Albany Medical College and an M.B.A. in finance from the University of Chicago. Mr. Dachille’s qualifications to serve on our Board of Directors include his decades of investment management experience, strategic expertise, and previous service as a board observer for the Company.

Ronald J. Daniels has served as a member of our Board of Directors since February 2020. Mr. Daniels has been the president of Johns Hopkins University since March 2009. He is a member of the Board of Managers of the Johns Hopkins Applied Physics Laboratory and the chair of the Executive Committee of Johns Hopkins Health System. A law and economics scholar, Mr. Daniels is author or editor of seven books and dozens of scholarly articles. Before joining Johns Hopkins University, he served as Provost and a Professor of Law at the University of Pennsylvania and Dean and James M. Tory Professor of Law of the Faculty of Law at the University of Toronto. Mr. Daniels has also served as a director of T. Rowe Price Funds from January 2018 until April 2022. Mr. Daniels earned an L.L.M. from Yale University in 1988 and a J.D. in 1986 from the University of Toronto. He received a B.A. from the University of Toronto in 1982 in political science and economics. Mr. Daniels’ qualifications to serve on our Board of Directors include his extensive experience as a professor and now a leader at of one of the world’s premier science institutions.

Andrew W. Lo, Ph.D. has served as a member of our Board of Directors since June 2020. Dr. Lo is the Charles E. and Susan T. Harris Professor at the MIT Sloan School of Management, director of the MIT Laboratory for Financial Engineering, a principal investigator at the MIT Computer Science and Artificial Intelligence Laboratory, and an affiliated faculty member of the MIT Department of Electrical Engineering and Computer Science, and has served as a professor at the MIT Sloan School of Management since 1988. He is also an external faculty member of the Santa Fe Institute and a research associate of the National Bureau of Economic Research. Dr. Lo currently serves on the board of directors of clinical-stage and preclinical biopharmaceutical companies, including AbCellera Biologics Inc. (Nasdaq: ABCL) since December 2021 and Atomwise Inc. since June 2021. He also served as a director on the board of directors of Roivant Sciences, Inc. (Nasdaq: ROIV) from July 2016 to December 2022. Dr. Lo holds a B.A. in Economics from Yale University and a Ph.D. in Economics from Harvard University. Dr. Lo’s qualifications to serve on our Board of Directors include his extensive experience as a professor and a leader at two premier educational institutions.

Board Diversity

Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in race, ethnicity and gender, contribute to a well-balanced and effective board. Presently, 50% of our Board members identify as members of underrepresented communities.

As required by rules of the Nasdaq Stock Market (“Nasdaq”) that were approved by the SEC in August 2021, we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification. Directors who did not answer or indicated that they preferred not to answer a question are shown as “did not disclose demographic background” below.

Board Diversity Matrix as of February 22, 2023
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	11
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian	1	3
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	1	7
Two or More Races or Ethnicities		2
LGBTQ+
Did Not Disclose Demographic Background	1

Board of Directors’ Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, strategic direction, clinical and regulatory matters, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

During 2022, our Board of Directors held a total of five meetings. All directors then serving on our Board of Directors, except for Mr. Daniels and Drs. Lo and Valantine, attended at least 75% of the aggregate of the number of Board meetings and meetings of the Board committees on which each such director served during the time each such director served on the Board of Directors or such committees.

Our Board of Directors has determined that all of our directors, except for Drs. Kumar, Homcy and McCormick, and Mr. Momtazee and Ms. Cook, are independent, as determined in accordance with the rules of Nasdaq and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors also considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Copies of our Amended and Restated Audit Committee, Amended and Restated Compensation Committee and Amended and Restated Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at https://bridgebio.com, under the “Investors/Corporate Governance” link.

Audit Committee

Mrs. Ellis and Drs. Aguiar and Scott currently serve on the Audit Committee, which is chaired by Mrs. Ellis. All of the members of our Audit Committee meet the enhanced independence standards established by the

Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. In addition, our Board of Directors has determined that each of Dr. Aguiar and Mrs. Ellis is an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.

During 2022, the Audit Committee held five meetings.

Compensation Committee

Messrs. Daniels, Hassan and Satvat currently serve on the Compensation Committee, which is chaired by Mr. Hassan. Mr. Saunders, a former member of the Compensation Committee who served on the Compensation Committee during 2022, resigned from the Board of Directors effective March 6, 2023. All of the members of our Compensation Committee are independent, as defined under and required by Rule 10C-1 of the Exchange Act and the Nasdaq rules. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives that may be relevant to the compensation of the Chief Executive Officer;

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evaluating the performance of the Chief Executive Officer in light of such corporate goals and objectives and determining, or, at the request of the Board of Directors, recommending to the Board of Directors the compensation of the Chief Executive Officer;

•	reviewing and approving the compensation of our executive officers other than the Chief Executive Officer;

•	reviewing management’s aggregate decisions regarding the compensation of all non-officer employees and establishing our overall non-officer employees’ compensation;

•	overseeing and administering our compensation structure, policies and programs;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining a compensation advisor and approving the compensation of any such advisor;

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evaluating and determining or, at the request of the Board of Directors, recommending to the Board of Directors the achievement of milestones under any incentive or equity-based awards to officers, consultants and other employees;

•	reviewing and approving or, at the request of the Board of Directors, recommending to the Board of Directors our policies and procedures for the grant of equity-based awards;

•	acting as administrator of our equity and incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K;

•	reviewing and approving the peer group of companies used to inform our evaluation of compensation for our employees and directors;

•	periodically conducting a performance evaluation of the Compensation Committee and reporting such results to the Board of Directors; and

•	reviewing and reassessing the adequacy of the Compensation Committee Charter periodically and submitting any proposed changes to the Board of Directors for approval.

During 2022, the Compensation Committee held two meetings.

Nominating and Corporate Governance Committee

Messrs. Satvat and Dachille and Drs. Lo and Valantine currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Satvat. All of the members of our Nominating and Corporate Governance Committee are independent, as defined under and required by current Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	periodically reviewing environmental, social and governance (“ESG”) matters pertaining to the Company, including ESG policies and initiatives;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and

•	overseeing the evaluation of the Board of Directors and management.

During 2022, the Nominating and Corporate Governance Committee held two meetings.

Board Leadership

We do not currently have a Chairman of the Board of Directors; however, we have designated Dr. Homcy as our Lead Director. We believe that separating the positions of Chief Executive Officer and Lead Director has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing our Lead Director to lead our Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as a Lead Director, particularly as our Board of Directors’ oversight responsibilities continue to grow.

While our Bylaws and corporate governance guidelines do not require that we appoint a separate Chairman of the board or lead independent director and Chief Executive Officer, our Board of Directors believes that having a Chief Executive Officer and a separate Lead Director provides the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Director Nominations

The director qualifications developed to date focus on what our Board of Directors believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria from time to time and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends (i) has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, with superior credentials and recognition, (iii) is well regarded in the community and has a long-term reputation for high ethical and moral standards, (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent such nominee serves or has previously served on other boards, the nominee has a demonstrated history of actively contributing at board meetings.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board of Directors is “independent” in accordance with Nasdaq standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

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at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board of Directors select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in other fields relevant to the Company’s operations; and

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-management directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each nominee for election as director at the 2023 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and standing for election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2023 Annual Meeting.

Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

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disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

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any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends or other distributions on the shares that are separate from the underlying shares;

•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

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a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

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a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chair of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (https://bridgebio.com) and selecting the “Investors” tab and “Contact IR”.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. All of our directors then serving on our Board of Directors attended our 2022 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2022, the members of our Compensation Committee included Mr. Brenton L. Saunders, Mr. Hassan and Mr. Daniels. None of the members of our Compensation Committee was an officer or employee of the Company while serving on the Compensation Committee during 2022, a former officer of the Company, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

Our Amended and Restated Director Compensation Policy (the “Amended Policy”) was approved by the stockholders on December 15, 2021 and is applicable from January 1, 2022 through December 31, 2025. The Amended Policy (i) provides for annual equity awards to each director who is not serving as our Chief Executive Officer (an “Outside Director”) of $550,000; an initial non-statutory stock option grant upon election at $1,200,000; and an annual cash retainer for membership on the Board of Directors by Outside Directors at $50,000; (ii) limits annual director compensation to $600,000 in calendar years subsequent to the calendar year in which an Outside Director is first elected to the Board of Directors; and (iii) continues the practice of no compensation to our Chief Executive Officer for service on the Board of Directors.

In 2022, our directors were eligible to receive the following cash retainers and equity awards pursuant to the Amended Policy:

Annual Retainer for Board Membership	$50,000
Initial Non-Statutory Stock Option Grant upon Election	$1,200,000
Annual Non-Statutory Stock Option Grant	$550,000

Annual Retainer for Board Membership

Our policy, in effect during 2022, provided that each Outside Director would receive a cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of our Board of Directors. No additional compensation would be paid for attending individual Board meetings, serving on committees of the Board of Directors or attending committee meetings. With respect to directors who join the Board of Directors during the calendar year, such amounts are expected to be pro-rated based on the number of calendar days served by such director.

Initial Equity Grant Upon Election

Our policy in effect during 2022 provided that, upon initial election to our Board of Directors, each Outside Director would receive an initial, one-time grant of a non-statutory stock option with a value of $1,200,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Initial Grant”).

Annual Equity Grant

In addition, our policy in effect during 2022 provided that, on the date of each of our annual meetings of stockholders, each Outside Director who would continue as a member of our Board of Directors following such annual meeting and who had not received an Initial Grant in the same calendar year would receive a grant of a non-statutory stock option on the date of such annual meeting with a value of $550,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Annual Grant”).

The Initial Grants and Annual Grants are subject to full accelerated vesting upon a “sale event,” as defined in the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan (as amended from time to time, the “2021 Plan”).

The policy in effect during 2022 also provides that the aggregate amount of compensation, including both equity compensation and cash compensation, awarded to any Outside Director for calendar years subsequent to the calendar year in which an Outside Director is first elected to the Board of Directors would not exceed $600,000 (or such other limit as may be set forth in the 2021 Plan or any similar provision of a successor plan).

Our Chief Executive Officer received no additional compensation for his service as a director.

We reimburse all reasonable out-of-pocket expenses incurred by our Outside Directors for their attendance at meetings of our Board of Directors or any committee thereof.

The following table presents the total compensation for each person who served as an Outside Director during the year ended December 31, 2022, pursuant to the Amended Policy. The compensation received by Dr. Kumar as Chief Executive Officer is presented in “Executive Compensation—2022 Summary Compensation Table” below.

Name(1)	Fees earned or paid in cash ($)		Stock awards ($)(2)		Option awards ($)(2)		All other compensation ($)		Total ($)
Eric Aguiar, M.D.	50,000	(3)	—		549,996		—		599,996
Jennifer E. Cook	50,000	(4)	—		549,996		—		599,996
Douglas A. Dachille	50,000		—		549,996		—		599,996
Ronald J. Daniels	50,000		—		549,996		—		599,996
Andrea J. Ellis	50,000		—		549,996		—		599,996
Fred Hassan	50,000	(5)	—		549,996		—		599,996
Charles Homcy, M.D.	50,000		234,608	(6)	549,996		158,000	(7)	992,604
Andrew W. Lo, Ph.D.	50,000		—		549,996		—		599,996
James C. Momtazee	50,000		—		549,996		—		599,996
Ali J. Satvat	50,000	(8)	—		1,274,567	(9)	—		1,324,567
Brenton L. Saunders(10)	50,000		—		549,996		—		599,996
Richard H. Scheller, Ph.D. (11)	50,000		199,415	(12)	549,996		152,400	(13)	951,811
Randal W. Scott, Ph.D.	50,000		—		549,996		—		599,996
Hannah A. Valantine, M.D.	50,000		—		549,996		—		599,996

(1)

As of December 31, 2022: Dr. Aguiar held outstanding options to purchase an aggregate of 339,116 shares of our common stock; Ms. Cook held outstanding options to purchase an aggregate of 356,200 shares of our common stock; Mr. Dachille held outstanding options to purchase an aggregate of 154,790 shares of our common stock; Mr. Daniels held outstanding options to purchase an aggregate of 235,370 shares of our common stock; Mrs. Ellis held outstanding options to purchase an aggregate of 154,790 shares of our common stock; Mr. Hassan held outstanding options to purchase an aggregate of 154,790 shares of our common stock; Dr. Homcy held outstanding options to purchase an aggregate of 654,334 shares of our common stock and 86,577 shares of restricted stock; Dr. Lo held outstanding options to purchase an aggregate of 245,039 shares of our common stock; Mr. Momtazee held outstanding options to purchase an aggregate of 364,043 shares of our common stock; Mr. Satvat held outstanding options to purchase an aggregate of 498,520 shares of our common stock; Mr. Saunders held outstanding options to purchase an aggregate of 245,039 shares of our common stock; Dr. Scheller held outstanding options to purchase an aggregate of 424,293 shares of our common stock and 25,037 shares of restricted stock; Mr. Scott held outstanding options to purchase an aggregate of 245,039 shares of our common stock; and Dr. Valantine held outstanding options to purchase an aggregate of 155,889 shares of our common stock.

(2)

In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, computed in accordance with Financial Accounting Standards Board

Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not reflect the actual economic values that will be realized by the directors upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.
(3)	All cash payments to Dr. Aguiar were made payable to Aisling Capital Management LP.
(4)	All cash payments to Ms. Cook were made payable to Jennifer Cook Consulting, of which Ms. Cook is the owner and principal.
(5)	All cash payments to Mr. Hassan were made payable to HGN Services, LLC.
(6)

Represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, of restricted stock units granted to Dr. Homcy in February 2022 in his role as Chairman of Pharmaceuticals of the Company.

(7)	Includes cash compensation of $150,000 and $8,000 in Company matching of 401(k) contributions paid to Dr. Homcy in his role as Chairman of Pharmaceuticals of the Company.
(8)

All cash payments to Mr. Satvat were made payable to KKR Genetic Disorder L.P. In addition, we also paid $1.1 million to KKR Capital Markets LLC for services related to capital raising in connection with our November 2021 Loan and Security Agreement. (See section entitled “Certain Relationships and Related Party Transactions.”)

(9)

Includes $724,571 of incremental fair value, calculated in accordance with FASB ASC Topic 718, related to the modification of the post-termination exercise period for options to purchase 159,404 shares of common stock.

(10)	Mr. Saunders resigned from the Board of Directors effective as of March 6, 2023.
(11)	Dr. Scheller resigned from the Board of Directors effective as of February 21, 2023.
(12)

Represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, of restricted stock units granted to Dr. Scheller in February 2022 in his role as Chairman of Research and Development of the Company.

(13)	Includes cash compensation of $150,000 and a medical waiver valued at $2,400 paid to Dr. Scheller in his role as Chairman of Research and Development of the Company.

Required Vote

The four (4) nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as directors to serve until the date of the annual meeting of stockholders following the year ending December 31, 2025 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. Votes withheld and broker non-votes will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the four (4) director nominees listed above.

EXECUTIVE OFFICERS

The following is information for our executive officers, as of December 31, 2022.

Name	Age	Position
Brian C. Stephenson, Ph.D., CFA	42	Chief Financial Officer and Secretary

Biographical information for Neil Kumar, Ph.D. is included above with the director biographies under the caption “Current Directors.”

Brian C. Stephenson, Ph.D., CFA has served as our Chief Financial Officer since October 2018. Prior to joining us, Dr. Stephenson served as Partner and the Head of Life Sciences for Capital IP Investment Partners, a special situation investment fund, from 2015 to 2018. From 2011 to 2014, Dr. Stephenson was at Leerink Partners, an investment bank. Prior to that, Dr. Stephenson was at McKinsey & Company from 2007 to 2011. He received his Ph.D. and M.S. degrees in chemical engineering from the Massachusetts Institute of Technology and his B.S. in chemical engineering from Brigham Young University. Dr. Stephenson is also a Chartered Financial Analyst charterholder.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2022 executive compensation program, and includes discussion and background information regarding the compensation of our named executive officers (“NEOs”) listed below, who are also our only Section 16 officers. This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.

Named Executive Officer	Title
Neil Kumar, Ph.D.	Chief Executive Officer and President (our “CEO”)
Brian Stephenson, Ph.D., CFA	Chief Financial Officer and Secretary (our “CFO”)

Executive Summary

BridgeBio Pharma, Inc. is a commercial-stage biopharmaceutical company founded to discover, create, test and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. Since inception, BridgeBio has created 15 Investigational New Drug applications, or INDs, and had two products approved by the U.S. Food and Drug Administration. We work across over 20 disease states at various stages of development.

2022 Business and Financial Highlights

In 2022, BridgeBio delivered important data in multiple programs, nominated a development candidate in our KRAS inhibitor portfolio, initiated five new clinical trials, and continued to progress the rest of our early stage and clinical developmental pipeline. We also reduced cash burn to below $322 million for the year and successfully executed business development transactions for our MOCD Type A program and for the development of our SHP2 program. Our cash burn is equivalent to our net decrease in cash, cash equivalents, restricted cash and marketable securities as of December 31, 2022 of $466.2 million, compared to $787.7 million as of December 31, 2021 as disclosed in our 2022 Annual Report on Form 10-K.

As disclosed in our proxy statement for our 2022 annual meeting of stockholders, as filed with the Commission on April 29, 2022, NEO compensation for 2022 was markedly lower than it was in 2021, as our NEOs did not receive a full equity “refresh” award in 2022. Given the competitive landscape for talent and the decrease in our stock price over the course of the year in 2021, our Board of Directors, together with our Compensation Committee, decided to pull forward our compensation calendar into December 2021 and grant equity “refresh” awards for 2022 in December 2021, instead of the first quarter of 2022. As a result, full equity “refresh” awards were not granted in 2022. However, the Compensation Committee and Board of Directors did grant a special retention equity award to a broad group of BridgeBio employees in February 2022, and to our NEOs in March 2022, as described in more detail below.

Consistent with our “pay for performance” philosophy, we continue to set executive compensation so that a significant portion is based on “at-risk” payments to maintain alignment between the interests of our executive officers and stockholders. Almost all compensation was “at risk” for our senior executives, including our NEOs, and the non-employee members of our Board of Directors.

Overview of 2022 Compensation Outcomes

We continue to reward our NEOs with competitive compensation packages that we believe directly align pay and pay outcomes with performance. The caliber of our performance in the areas of research, clinical, and regulatory milestones drives our compensation structure, specifically the degree to which our NEOs are granted equity awards and earn cash bonuses. Our Compensation Committee regularly examines our compensation program both from a design and pay outcome perspective. In line with our corporate performance in 2022, the Compensation Committee considered how our incentives provided appropriate levels of compensation given our performance and growth stage. In 2022, we set 83% of our CEO and 78% of our CFO compensation at risk in the form of performance-based bonuses and time-based equity awards to align the interests of our NEOs and stockholders.

Key decisions impacting 2022 NEO compensation included:

•

Annual Performance-Based Bonuses – The Compensation Committee and Board of Directors consider the totality of Company and individual performance, and apply discretion in determining the annual performance bonus for our NEOs. Despite strong performance against most Company goals, especially related to our progress toward research and development (R&D) programs and the reduction in our burn rate, as discussed above under 2022 Business and Financial Highlights, the Compensation Committee and Board of Directors decided to pay 85% of the annual performance-based bonus to our CEO primarily due to the lack of achievement of certain Company goals related to stock price and in light of our CEO’s responsibility for the Company’s overall performance. The Compensation Committee and Board of Directors decided to pay 100% of the annual performance-based bonus to our CFO, recognizing his strong individual performance related to reducing our burn rate and ensuring adequate cash resources to fund our planned operations to 2024, strengthening internal operations and controls, and building cross-organization and cross-function capabilities.

•

Long-term Incentives: 2022 Equity “Refresh” Award – As discussed above and in our previous proxy statement, the Compensation Committee and Board of Directors made the decision to pull forward the 2022 equity “refresh” awards in December 2021 in light of the highly competitive labor market, especially in biotech, and our need to focus in 2022 on driving forward our critical R&D programs. This decision to pull the 2022 equity “refresh” awards into 2021 was made to boost morale and camaraderie, increase the retention of power of the then-outstanding equity, and enable team members to focus on their R&D programs from the start of 2022 by reducing administrative burdens. Because the awards granted in December 2021 served as the 2022 equity “refresh” awards, the Compensation Committee and Board of Directors decided not to grant another full equity “refresh” for 2022.

•

Long-term Incentives: 2022 Special Equity Award – However, the Compensation Committee and Board of Directors determined that it was necessary to grant a special retention equity award in the first quarter of 2022 to a broad group of BridgeBio employees, including our NEOs. This special equity award was designed to enhance our retention objectives for BridgeBio employees given the continued competitiveness of the biotech talent market and the steep decline in the market price of our common stock at the end of 2021. The Compensation Committee and Board of Directors structured these awards entirely as RSU awards to minimize dilution to stockholders.

Stockholder Advisory Vote on Named Executive Officer Compensation

At the 2022 annual meeting of stockholders, our stockholders cast non-binding, advisory votes on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. 75.1% of the votes cast by our stockholders on the matter were in favor of our 2021 compensation program. Our Board of Directors and Compensation Committee considered the results of the say-on-pay vote. The Compensation Committee appreciated this support and believes it indicates that our stockholders are supportive of the current executive compensation structure and policies. As such, the Compensation Committee made no changes to our 2022 executive compensation program as a result of the say-on-pay vote.

Further, our Board of Directors has elected to conduct the say-on-pay vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our NEOs each year. We will be conducting our annual say-on-pay vote as described in Proposal 2 of this proxy statement at our 2023 annual meeting of stockholders. Our Board of Directors and our Compensation Committee will consider the outcome of the say-on-pay vote, as well as feedback received throughout the year, when making compensation decisions for our NEOs in the future.

Compensation Philosophy and Objectives

Our compensation program is designed to:

•	Harness the power of top performers to drive outsized impact relative to the investment, which increases our probability of success in technical programs and maximizes value for stockholders;

•	Attract and retain top performers at all levels who contribute to our long-term success;

•	Focus total rewards on what really matters to our team; and

•	Directly tie rewards to performance through a long-term incentive compensation program that pays out when we achieve specified value inflection points.

Compensation Determination Process

Role of the Compensation Committee

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions, and other actions.

The Board of Directors, upon recommendation from the Compensation Committee, establishes the annual compensation, including base salaries, performance-based bonuses, and equity awards for our CEO and CFO. For the CFO, the Compensation Committee solicits and considers evaluations by and recommendations from our CEO, and recommends our CFO compensation to the Board of Directors for approval. In the case of our CEO, the evaluation of his performance is conducted by the Board of Directors (outside of the presence of the CEO) upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For both our CEO and CFO, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, company stock performance data, analyses of historical executive compensation levels, and current Company-wide compensation levels and recommendations of the Compensation Committee’s independent compensation consultant including analyses of executive compensation paid at other companies identified by the compensation consultant.

Role of CEO & Management

Our CEO makes recommendations for the respective “C-suite” officers that report to him to our Compensation Committee and typically attends Compensation Committee meetings. Our CEO makes such recommendations (other than with respect to his own compensation) regarding base salary, and short-term and long-term compensation, including equity awards, for our C-suite officers based on our results, a C-suite officer’s individual contribution toward these results, the C-suite officer’s role, and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and recommends the target total direct compensation and each element of compensation to our Board of Directors for approval. Our CEO has the authority to approve, in consultation with our Compensation Committee, such compensation for our C-suite officers who are not “officers” (as defined in Section 16 of the Exchange Act). Our Board of Directors, at the recommendation of our Compensation Committee, has also delegated to our CEO the authority to determine and approve the cash and equity compensation payable to employees and consultants of the Company and our subsidiaries who are not “officers” (as defined in Section 16 of the Exchange Act). The aggregate amount of compensation our CEO had the authority to approve in 2022 pursuant to the foregoing delegations did not exceed approximately $142.4 million, and the aggregate number of shares of our common stock issuable pursuant to equity awards that may be granted under our 2021 Amended and Restated Stock Option and Incentive Plan did not exceed 4,500,000 shares.

While our CEO typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters.

Role of Compensation Consultant

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation program and related policies. In deciding the compensation for 2022, the Compensation Committee engaged the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to conduct a review and analysis of our executive compensation compared with current competitive market practices and a peer group of companies. Aon’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed the target total direct compensation of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Aon. Aon reported directly to the Compensation Committee.

In October 2022, the Compensation Committee formally engaged the services of Compensia to conduct a review and analysis of our executive compensation compared with current market practices and a peer group of companies, to be used for setting 2023 executive compensation levels. Compensia’s review and analysis was similar to Aon’s review and analysis and was based on an assessment of prevailing market practices of identified peer group companies and broader industry trends. Compensia reports directly to the Compensation Committee.

During 2022, neither Aon nor Compensia provided services to us other than the services to our Compensation Committee described herein. The Compensation Committee has assessed the independence of Aon and Compensia according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Aon and Compensia did not raise any conflict of interest and did not adversely affect Aon’s or Compensia’s independence.

Compensation Peer Group

In making 2022 compensation decisions, the Compensation Committee reviewed competitive market data for each NEO’s position, compiled by Aon using Radford compensation survey data and other publicly available data. For this compensation peer group, the Compensation Committee reviewed similar companies with respect to sector, stage of development, and market capitalization that were ultimately chosen based on these characteristics and others including:

•	Sector – U.S.-based, publicly-traded, late-stage pre-commercial and early-stage commercial biopharma companies

•	Market Capitalization – $5.0 billion to $35.0 billion market capitalization range

•	Size – companies with under 400 employees

Based on the above criteria, Aon proposed and the Compensation Committee approved the following compensation peer group in late 2021 (which was used as a reference in its deliberations for its 2022 pay decisions, including the 2022 equity “refresh” awards granted in December 2021):

10x Genomics, Inc.	Acceleron Pharma Inc.
Alnylam Pharmaceuticals, Inc.	BeiGene, Ltd.
Biohaven Pharmaceuticals Holding Company Ltd.	BioMarin Pharmaceutical Inc.
Blueprint Medicines Corporation	Exelixis, Inc.
Horizon Therapeutics Public Limited Company	Incyte Corporation
Jazz Pharmaceuticals Public Limited Company	Neurocrine Biosciences, Inc.
Sarepta Therapeutics, Inc.	Seagen Inc.
Ultragenyx Pharmaceutical Inc.

The Compensation Committee conducts an annual review of the peer group to ensure that the underlying criteria for peer selection remains appropriate, with the goal of ensuring that we consider companies that have profiles similar to us and removing companies that have been acquired in the interim.

As guidelines for our executive officers, we set target cash compensation, when considering base salary and performance-based bonus opportunities, and long-term incentive compensation, delivered through equity awards, by generally referencing the compensation paid to executives at the companies within our compensation peer group. When evaluating peer group compensation data for NEO compensation decisions, the Compensation Committee reviews the 25th, 50th, 75th, and 90th percentiles of the competitive market data as reference points. The Compensation Committee then makes a recommendation to the Board of Directors for NEO compensation based on individual performance, company performance, and satisfaction of its retention objectives.

Pay Components

The Compensation Committee has developed an executive compensation program that consists of three principal elements.

Base Salary	Base salaries are fixed annual cash compensation established and reviewed annually with consideration for individual responsibilities and experience, competitive market data, and individual contributions. Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executive officers.

Annual Performance-based Bonus	The annual performance-based bonus opportunity is a variable, cash incentive program. It is intended to motivate and reward our executive officers for the achievement of key strategic goals of the Company. In determining the annual performance-based bonus for our CEO and CFO, the Compensation Committee evaluates performance against corporate goals and individual performance. The Compensation Committee then makes a recommendation to the Board of Directors on the bonus amount using its informed judgment (i.e., discretion based on the progress made towards achievement of corporate goals and individual performance).

Long-TermEquity Incentives

Long-term incentive compensation in the form of equity awards incentivizes our executive officers to create sustainable long-term stockholder value, while also providing a retention vehicle for our top executive talent and promoting an ownership culture . Equity awards are granted in the form of time-based stock options and/or RSU awards. These awards are typically granted on an annual basis.

From time to time, the Compensation Committee may determine it is in the Company’s best interest to use other award types, such as performance-based or milestone achievement equity awards, to drive the achievement of specific performance outcomes. The Compensation Committee did not use these options or other award types for NEO compensation for 2022 (including the 2022 equity “refresh awards” which were pulled into 2021).

Overview of Compensation Program Governance

What We Do	What We Don’t Do
Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company and individual performance	No excise tax reimbursement or “gross ups” in the event of a change in control

Maintain a long-term strategic plan for equity compensation and avoid undue emphasis on short-term value creation	No significant health and welfare benefits or perquisites that are not available to all employees

Retain an independent compensation consultant	No hedging or pledging of securities without pre-approval

Review compensation peer group and analyze peer company executive pay regularly	No retirement programs other than our Section 401(k) retirement savings plan

Maintain an independent Compensation Committee

Conduct an annual say-on-pay vote

Base Salary

In setting and/or recommending, as applicable, base salaries for our NEOs, our Compensation Committee considers such individual’s qualifications, experience, scope of responsibilities, performance, and competitive market data from other companies for similar positions within the industry. In making decisions regarding base salary increases, we draw upon the experience of members of our Compensation Committee. We also draw upon the expertise of the Compensation Committee’s compensation consultant, which provides comparative compensation data from similarly sized companies in our industry. For 2022, Aon provided us with such comparative compensation data. The Compensation Committee does not apply specific formulas to determine base salary increases. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive. In increasing our CEO’s base salary for 2022, which had traditionally been low relative to our compensation peer group, the Compensation Committee sought to recognize Dr. Kumar’s position as the primary leader of the Company, and provide stability as several primary products move through the approval and commercialization stages.

Name	2021 Base Salary	2022 Base Salary	% Increase
Neil Kumar, Ph.D.	$725,000	$1,106,000	53%
Brian Stephenson, Ph.D., CFA	$600,000	$650,000	8%

For 2022, our Board of Directors approved increases in base salary of 53% for our CEO and 8% for our CFO based on an evaluation of third-party market compensation data and recommendations from Aon, and believed such increases were necessary to reward personal performance, meet our retention objectives, and remain competitive with our compensation peer group and within our industry sector. The 2022 base salary increases were effective as of January 1, 2022. For 2023, our Board of Directors approved the same base salary for our CFO and a decrease in base salary of 33% for our CEO based on a similar evaluation of the factors described above. The Board of Directors’ approval of base salary to our CEO in 2023 was to align his base salary with those of executives in similar positions within our compensation peer group for 2023.

Annual Performance-Based Cash Bonus

In addition to base salaries, our NEOs are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executive officers to achieve corporate goals and individual accomplishments, and to reward our executive officers who significantly impact our results.

Each NEO has a target annual performance-based cash bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below. For 2022, our CEO’s target bonus percentage was increased from 75% to 100% by the Compensation Committee based on recommendations from Aon as necessary to be competitive with our compensation peer group. The Compensation Committee did not make a change to our CFO’s target bonus percentage for 2022. Any increase in targets from 2021 to 2022 were based on our shift to the new peer compensation group approved for making 2022 compensation decisions:

Name	2022 Base Salary	2022 Target Bonus (% of base salary)	2022 Target Bonus ($)
Neil Kumar, Ph.D.	$1,106,000	100%	$1,106,000
Brian Stephenson, Ph.D., CFA	$650,000	75%	$487,500

The corporate performance goals selected for our annual performance-based cash bonuses vary from year to year. For the full-year 2022 bonus, these goals included advancing our affiliate programs, reducing our burn rate and ensuring adequate cash resources to fund our planned operations to 2024, engaging in business development activities, improving the valuation of the Company, and strengthening cross-organization and cross-function capabilities. The corporate performance goals with respect to advancing affiliate programs are generally tied to achievement of clinical and regulatory milestones related to our preclinical and clinical development programs across our affiliates. The Compensation Committee uses its discretion to determine whether any weighting will be applied to each of the goals that comprise the established corporate performance goals.

The Compensation Committee and our Board of Directors reviews the Company’s achievement of the corporate performance goals in their totality, considering the Company’s overall performance for the year, and comes to a conclusion as to whether the corporate performance goals were met and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. The actual amount of bonus compensation that is earned by our NEOs is a discretionary determination made by the Board of Directors based on the recommendation of the Compensation Committee. The Board of Directors believes that it can responsibly discharge its duties by maintaining discretion to evaluate corporate performance at the close of the year based on the totality of the circumstances and exercise the discretion to award or not award bonus compensation without reliance on rote calculations under set formulas. Payouts of earned bonuses, if any, are generally made in the year following the year of performance, subject to continued employment on the bonus payment date.

For 2022, our Board of Directors determined that the applicable corporate performance goals for 2022 with respect to advancing affiliate programs, reducing our burn rate and ensuring adequate cash resources to fund our planned operations to 2024, and strengthening cross-organization capabilities were achieved. The Company was also able to deliver on several important business development transactions, a core part of that corporate goal. As a result, the Compensation Committee determined that it was appropriate for the CFO to receive a bonus equal to 100% of target. For our CEO, upon consultation with him, the Compensation Committee determined the best course of action was to use negative discretion to reduce his annual bonus payout to 85% of target, in light of our CEO’s primary responsibility for the success of the Company as a whole and the Company’s lack of achievement related to certain stock price goals. Our CEO, our CFO and the Compensation Committee were aligned in their view that these bonus payouts appropriately reflect the Company’s achievements in 2022.

Name	2022 Target Bonus ($)	2022 Bonus Payout ($)	2022 Bonus Payout (% of bonus target)
Neil Kumar, Ph.D.	$1,106,000	$940,100	85%
Brian Stephenson, Ph.D., CFA	$650,000	$487,500	100%

Long-term Incentive Program

Our long-term incentive compensation awards are designed to align the interests of our NEOs with the interests of our stockholders. We believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management, and other employees at this critical point in our trajectory. As explained above, the full equity “refresh” award for 2022 was made in December 2021 and as a result, our NEOs did not receive a full equity “refresh” award in 2022.

While no full equity refresh awards were made in 2022, the Compensation Committee and Board of Directors decided to grant a special retention equity award to a broad group of BridgeBio employees in February 2022, and to our NEOs in March 2022. This special equity award was designed to improve retention of BridgeBio employees given the continued competitiveness of the biotech talent market and the steep decline in the market price of our common stock at the end of 2021. The Compensation Committee and Board of Directors granted these awards entirely as RSU awards to minimize dilution to our stockholders and determined the size of the awards based on an analysis of our burn rate and our need to provide an award sufficient to retain and incentivize such key employees.

The following table summarizes the equity grants to our NEOs in 2022:

Name	Date	2022 Special Retention RSU (# of shares)
Neil Kumar, Ph.D.	3/16/2022	489,456
Brian Stephenson, Ph.D., CFA	3/16/2022	193,543

The 2022 special retention RSUs vest as follows: 1/8th of the underlying shares vested on May 16, 2022 and thereafter 1/8th of the underlying shares shall vest on a quarterly basis such that the shares fully vest on February 16, 2024, subject to the NEO’s continued service through each vesting date.

Additional Compensation Policies and Practices

Health and Welfare Benefits

Our NEOs are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as our other full-time employees. We pay the premiums for term life insurance and disability insurance for all our employees, including our NEOs. We provide a Section 401(k) retirement savings plan for all our eligible employees, including our NEOs, and make matching contributions, as described in the section below entitled “401(k) Plan.”

Perquisites

We provided limited perquisites to our NEOs in 2022, consisting primarily of commuting expenses and other de minimis personal benefits. We believe that providing such perquisites was appropriate to assist our NEOs in the performance of their duties.

401(k) Plan

All of our full-time employees in the United States, including our NEOs, are eligible to participate in our Section 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In 2022, we made matching contributions into the Section 401(k) plan on behalf of participants, matching 100% of participant contributions up to 3% of eligible compensation and 50% of participant contributions above that level up to 5% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Anti-Hedging and Pledging Policy

Our Insider Trading policy expressly prohibits each of our non-employee directors, officers and certain designated employees (“Insiders”) from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions unless reviewed by the Insider Trading Compliance Officer (as designated in the Insider Trading Policy) and approved by the Audit Committee. Similarly, we require Insiders to seek prior review by the Insider Trading Compliance Officer and receive pre-approval by the Audit Committee in order to pledge any of our securities as collateral for loans. Requests for such review and approvals must be provided in writing at least two weeks prior to the execution of documents for any such hedging or pledging transaction and the review will be considered on a case-by-case basis. Our Insider Trading policy contains a blanket prohibition on the holding of our securities in margin accounts for all Insiders.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of FASB ASC Topic 718. This accounting treatment has not significantly affected the executive compensation decisions of the Compensation Committee and the Board of Directors.

Deductibility of Executive Compensation

The Compensation Committee takes into consideration the tax consequences of compensation to our NEOs, but tax considerations are not a significant part of our executive compensation policy, particularly in light of the passage of the Tax Cuts and Jobs Act of 2017, which limits the deductibility of certain compensation to highly compensated executives. To maintain flexibility to compensate our executive officers in a manner designed to promote our short- and long-term corporate goals, the Compensation Committee and Board have not adopted a policy that all compensation must be deductible. The Compensation Committee and Board believe that our stockholders’ interests are best served if their discretion and flexibility in awarding compensation are not restricted in order to allow such compensation to be consistent with the goals of our executive compensation program, even though some compensation awards may result in non-deductible compensation expenses. Consequently, the Compensation Committee and/or Board will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m) of the Code.

Report of the Compensation Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee Fred Hassan, Chair Ronald J. Daniels Ali J. Satvat

2022 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, and paid to our NEOs for services rendered to us in all capacities for the years ended as set forth below.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Neil Kumar, Ph.D.	2022	1,106,000	940,100	4,571,519	(3)	—		56,818	(4)	6,674,437
Chief Executive Officer	2021	725,000	—	2,638,134	(3)	22,230,967	(3)	32,858		25,626,959
	2020	550,000	825,000	2,368,511		6,299,998		11,400		10,054,909
Brian Stephenson, Ph.D., CFA	2022	650,000	487,500	1,807,692	(5)	—		12,200	(6)	2,957,392
Chief Financial Officer	2021	600,000	225,000	1,442,224	(5)	6,398,473	(5)	11,600		8,677,297
	2020	550,000	712,500	789,494		2,099,996		11,943		4,163,933

(1)

The bonus amounts reported reflect the discretionary cash bonuses earned by the NEOs, and determined by our Board of Directors, for the applicable fiscal year, which was based on several factors, including our Company’s and our NEOs’ performance during such fiscal year.

(2)

In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.
(3)

The option awards granted to Dr. Kumar in 2021 include options granted in February 2021 as part of the Company-wide 2021 equity refresh awards, as well as options granted to Dr. Kumar in December 2021 as part of the Company-wide 2022 equity refresh award. Dr. Kumar did not receive an RSU award as part of the 2022 equity “refresh” award.

In light of the 2022 equity “refresh” awards made in December 2021, the Compensation Committee and Board of Directors did not grant another full equity award to our NEOs for 2022; however, Dr. Kumar was granted a special retention award in 2022. Please refer to the section entitled “Compensation Discussion and Analysis—Long-term Incentive Program” for more information.

(4)	The amount reported represents $12,200 for employer matching contributions received under the Company’s 401(k) plan and $44,618 for Company-paid travel services for commuting.
(5)

The option awards granted to Dr. Stephenson in 2021 include options granted in February 2021 as part of the Company-wide 2021 equity refresh awards, as well as options granted to Dr. Stephenson in December 2021 as part of the Company-wide 2022 equity refresh award.

In light of the 2022 equity refresh awards made in December 2021, the Compensation Committee and Board of Directors did not grant another full equity award to our NEOs for 2022; however, Dr. Stephenson was granted a special retention award in 2022. Please refer to the section entitled “Compensation Discussion and Analysis—Long-term Incentive Program” for more information.

(6)	The amount reported represents $12,200 for employer matching contributions received under the Company’s 401(k) plan.

Grants of Plan-Based Awards for Fiscal Year 2022 Table

The following table sets forth the individual awards made to each of our NEOs during 2022. For a description of the types of awards indicated below, please see our “Compensation Discussion and Analysis” above.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards($)(2)
Neil Kumar, Ph.D.	3/16/2022	489,456	4,571,519
Brian Stephenson, Ph.D., CFA	3/16/2022	193,543	1,807,692

(1)

The amounts shown represent time-based RSUs granted pursuant to our 2021 Amended and Restated Stock Option and Incentive Plan (the “2021 Plan”), which amounts will be payable in shares of our common stock if the service-based conditions for such time-based RSUs are met. The vesting schedules for such time-based RSUs are set forth in the “Outstanding Equity Awards at 2022 Fiscal Year End Table” below.

(2)

The amounts represent the aggregate grant date fair values of the stock awards granted during 2022, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.

Outstanding Equity Awards at 2022 Fiscal Year End Table

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2022:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Neil Kumar, Ph.D.	06/26/2019	1,525,021	217,861	(2)	$17.00	06/26/29	—		—
	07/01/2019	—	—		—	—	444,991	(3)	$3,390,831
	06/03/2020	369,094	221,457	(4)	$28.86	06/02/30	—		—
	06/03/2020	—	—		—	—	30,776	(5)	$234,513
	02/10/2021	103,570	122,401	(6)	$68.87	02/09/31	—		—
	02/10/2021	—	—		—	—	21,548	(7)	$164,196
	12/03/2021	196,518	589,554	(8)	$38.62	12/02/31	—		—
	03/16/2022	—	—		—	—	305,910	(9)	$2,311,034
Brian Stephenson, Ph.D., CFA	06/26/2019	452,086	64,584	(2)	$17.00	06/26/29	—		—
	07/01/2019	—	—		—	—	49,118	(10)	$374,279
	07/01/2019	—	—		—	—	4,256	(3)	$32,431
	06/03/2020	123,031	73,819	(4)	$28.86	06/02/30
	06/03/2020	—	—		—	—	10,259	(5)	$78,174
	02/10/2021	33,660	39,780	(6)	$68.87	02/09/31	—		—
	02/10/2021	—	—		—	—	7,003	(7)	$53,363
	12/03/2021	52,841	158,525	(8)	$38.62	12/02/31	—		—
	12/03/2021	—	—		—	—	11,358	(11)	$86,548
	03/16/2022						120,965	(9)	$921,753

(1)	Based on a price of $7.62 per share, which was the closing price per share of our common stock as reported by the Nasdaq Global Select Market on December 30, 2022, the last trading day of 2022.
(2)

The shares of our common stock underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis following the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 26, 2023, subject to the grantee’s continuous service through each such vesting date.

(3)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the reorganization of our corporate structure on July 1, 2019 (the “Reorganization”). The shares are subject to vesting in equal monthly installments following the vesting commencement date of February 12, 2019, such that the shares shall be fully vested on February 12, 2024, subject to the grantee’s continuous service through each such vesting date.

(4)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis following the vesting commencement date of June 3, 2020, such that all of the shares will be fully vested on June 3, 2024, subject to the grantee’s continuous service through each such vesting date.

(5)

Represents restricted stock units that vest in equal quarterly installments for four years following the vesting commencement date of May 16, 2020 such that shares fully vest on May 16, 2024, subject to the grantee’s continuous service through each such vesting date.

(6)

The shares underlying this stock option award vest in equal monthly installments over four years following the vesting commencement date of February 10, 2021, such that all of the shares will be fully vested on February 10, 2025, subject to the grantee’s continuous service through each such vesting date.

(7)

Represents restricted stock units that vest in equal quarterly installments for four years following the vesting commencement date of February 16, 2021 such that the shares fully vest on February 16, 2025, subject to the grantee’s continuous service through each such vesting date.

(8)

The shares underlying this stock option award vest as follows: options with respect to 1/4th of the underlying shares vested on December 3, 2022. Thereafter, the remaining underlying shares shall vest in equal monthly installments such the shares shall be fully vested on December 3, 2025, subject to the grantee’s continuous service through each such vesting date.

(9)

Represents restricted stock units that vested with respect to 1/8th of the underlying shares on May 16, 2022. Thereafter, 1/8th of the underlying shares shall vest on a quarterly basis such that the shares fully vest on February 16, 2024, subject to the grantee’s continued service through each vesting date.

(10)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting in equal monthly installments following the vesting commencement date of October 29, 2018, such that the shares shall be fully vested on October 29, 2023, subject to Dr. Stephenson’s continuous service through each such vesting date.

(11)

Represents restricted stock units that vested with respect to 1/4th of the underlying shares on November 16, 2022. Thereafter, 1/12th of the remaining underlying shares shall vest in equal quarterly installments, such that the shares fully vest on November 16, 2025, subject to Dr. Stephenson’s continuous service through each such vesting date.

Option Exercises and Stock Vested in Fiscal Year 2022 Table

The following table sets forth the number of shares of our common stock acquired and the value realized upon exercises of stock options and vesting of restricted stock and restricted stock unit awards during the fiscal year ended December 31, 2022 by each of our NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Neil Kumar, Ph.D.	—	$—	960,988	$9,192,734
Brian C. Stephenson, Ph.D., CFA	—	$—	148,904	$1,360,167

(1)

The value realized upon exercise of stock options is determined by multiplying (i) the difference between the closing market price of our common stock on the date of exercise and the exercise price, by (ii) the number of shares of our common stock acquired upon exercise. The value does not necessarily reflect the actual proceeds received.

(2)

The value realized upon vesting of restricted stock and restricted stock units is calculated by multiplying (i) the number of shares of restricted stock and restricted stock units vested by (ii) the closing market price of our common stock on the vesting date. The value does not necessarily reflect the actual proceeds received.

Employment Arrangements with our Named Executive Officers

We have entered into a written employment offer letter with each of our NEOs. These agreements set forth the basic terms and conditions of employment, including initial base salary, initial equity awards, eligibility to participate in our standard employee benefits plans, the at-will employment relationship and, in certain cases, a one-time signing bonus. These agreements also require that each NEO execute our standard employee confidentiality and assignment agreement.

Neil Kumar

On December 14, 2017, we, through our wholly-owned subsidiary, BridgeBio Services, Inc. (the “Services Company”), entered into an offer letter with Dr. Kumar, who currently serves as our Chief Executive Officer.

The offer letter provided for Dr. Kumar’s “at-will” employment and set forth his initial annual base salary, initial target annual performance-based cash bonus opportunity, and his eligibility to participate in our employee benefit plans generally. In the event of a termination of his employment by the Services Company without “cause” or Dr. Kumar’s resignation from employment with the Services Company for “good reason” (as such terms are defined in the offer letter), in either case subject to Dr. Kumar’s execution of an effective release of claims in favor of the Company, Dr. Kumar will be entitled to the following severance payments and benefits: (i) a lump sum payment equal to 12 months of his then-current base salary; (ii) a pro-rated bonus based on Company and individual performance for the year of termination; and (iii) up to 12 months of COBRA reimbursements for Dr. Kumar and his dependents. Dr. Kumar is subject to the Services Company’s standard proprietary information and inventions agreement.

Brian C. Stephenson, Ph.D., CFA

On October 28, 2018, we, through the Services Company, entered into an offer letter with Dr. Stephenson, who currently serves as our Chief Financial Officer. The offer letter provided for Dr. Stephenson’s “at-will” employment and set forth his initial annual base salary, initial target annual performance-based cash bonus opportunity, initial equity award, and his eligibility to participate in our employee benefit plans generally. Dr. Stephenson is subject to the Services Company’s standard proprietary information and inventions agreement.

Potential Payments on Termination or Change in Control Table

The table below quantifies the potential payments and benefits that would have become due to our NEOs assuming that a qualifying termination of employment occurred on December 31, 2022. The table does not include the prorated annual bonus opportunity that the applicable NEO would be entitled to because the bonus was discretionary.

Name	Base Salary ($)	Bonus ($)	Accelerated Vesting of Equity Awards ($)	Continuation of Insurance Coverage ($)	Total ($)
Neil Kumar, Ph.D.
Termination Without Cause or Resignation for Good Reason	1,106,000	—	—	33,465	1,139,465
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	1,106,000	—	—	33,465	1,139,465
Brian C. Stephenson, Ph.D., CFA
Termination Without Cause or Resignation for Good Reason	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	—	—	—	—	—

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation of all our employees (except for our Chief Executive Officer), the annual total compensation of our Chief Executive Officer, and the ratio of the median of the annual total compensation of all our employees as compared to the annual total compensation of our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Identification of Median Employee

Under Item 402(u) of Regulation S-K, we may identify our median employee only once every three years and calculate total compensation for that employee each year; provide that, during our last completed fiscal year there has been no change in (1) our employee population or (2) employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Given our significant reduction in force during 2022, we have determined to re-identify the median employee for 2022.

Determination Date

We identified the median employee using our employee population (except for our Chief Executive Officer) on December 31, 2022 of 397 individuals (which included all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure

For purposes of identifying the median employee, we selected a “consistently applied compensation measure” (“CACM”) that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 31, 2022: (1) annual base salary or wages, (2) the actual annual cash incentive paid for 2022, and (3) the grant date fair value of equity awards granted in 2022. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of December 31, 2022 provided by S&P Global Market Intelligence Inc. and annualized the compensation amounts of individuals who joined our Company during 2022. We did not exclude any non-U.S. employees and did not make any cost-of-living adjustments.

Methodology and Pay Ratio

After applying our CACM, we identified our median employee. Once our median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The annual total compensation of our median employee for 2022 was $273,664. The annual total compensation for our Chief Executive Officer compensation for 2022 as reported in the 2022 Summary Compensation Table was $6,674,437. Therefore, our CEO Pay Ratio for 2022 is approximately 24:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company uses the CEO Pay Ratio measure in making compensation decisions.

Pay-Versus-Performance

The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive compensation with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures. In 2022, incentive pay made up 83% of our CEO’s target total direct compensation opportunity and 78% of our CFO’s target total direct compensation opportunity (note that our CEO and CFO are the only NEOs for 2022). This high utilization of incentive compensation results in higher total realized pay when our stock price appreciates. Conversely, declines in our stock price result in lower realized pay, including the possibility that some awards pay zero at the end of their performance period.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how our executive compensation aligns with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”

Pay-Versus-Performance
Table

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-PEO Named Executive Officers 3	Average Compensation Actually Paid to Non-PEO Named Executive Officers 4	Value of Initial Fixed $100 Investment Based On:		Net Loss Attributable to Common Stockholders of BridgeBio 7	Company- Selected Measure (Revenue) 8
					Total Stockholder Return 5	Peer Group Total Stockholder Return 6
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$6,674,437	($11,343,340)	$2,957,392	($783,731)	$22	$114	($481,183,000)	$77,648,000
2021	$25,626,959	($132,750,009)	$8,677,297	($23,115,955)	$48	$126	($562,539,000)	$69,716,000
2020	$10,054,909	$151,056,692	$4,762,662	$18,433,250	$203	$126	($448,724,000)	$8,249,000

1
The dollar amounts reported in column (b) represent the amount of total compensation reported for Dr. Kumar (our “PEO”) for each
covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to “
Executive Compensation – 2022 Summary Compensation Table
.”

2
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Kumar, as computed in accordance with Item 402(v) of Regulation
S-K,
for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to Dr. Kumar during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Dr. Kumar’s total compensation for each covered fiscal year to determine the “compensation actually paid” to him for such fiscal year:

Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	$6,674,437	$4,571,519	($13,446,258)	($11,343,340)
2021	$25,626,959	$24,869,101	($133,507,867)	($132,750,009)
2020	$10,054,909	$8,668,509	$149,670,292	$151,056,692

(a)
The reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year. This number is being subtracted from the Summary Compensation Table Total.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. No adjustments were made to pensions (not applicable). The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Change in Fair Value of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Years as of End of Covered Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Equity Award Adjustments

2022	$2,331,034	($9,046,557)	$1,680,058	($8,410,793)	$0	$0	($13,446,258)
2021	$4,391,483	($115,115,517)	$1,233,051	($24,016,884)	$0	$0	($133,507,867)
2020	$29,018,001	$117,768,876	$1,480,760	$1,402,654	$0	$0	$149,670,292

3
The dollar amounts reported in column (d) represent the average of the amounts of total compensation
reported for our NEOs as a group (excluding Dr. Kumar, who has served as our PEO since BridgeBio’s founding in April 2015) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. The names of each NEO (excluding Dr. Kumar) included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

◾	for 2022, the average “compensation actually paid” comprised the compensation of Dr. Stephenson;

◾	for 2021, the average “compensation actually paid” comprised the compensation of Dr. Stephenson; and

◾	for 2020, the average “compensation actually paid” comprised the compensation of Dr. Stephenson, Michael Henderson, Cameron Turtle, Dr. Homcy, and Brian Stolz.

4
The
dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding Dr. Kumar), as computed in accordance with Item 402(v) of Regulation
S-K
for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (excluding Dr. Kumar) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for each covered fiscal year to determine the “compensation actually paid” to our NEOs as a group (excluding Dr. Kumar) for such fiscal year, using the methodology described in Note 4(b) below:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table (a)	Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers
2022	$2,957,392	$1,807,692	($1,933,431)	($783,731)
2021	$8,677,297	$7,840,697	($23,952,555)	($23,115,955)
2020	$4,762,662	$3,584,600	$17,255,187	$18,433,250
(a)
The
average reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year. This number is being subtracted from the Average Summary Compensation Table Total.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the average year-end
fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the average change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity award granted in any prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the average fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the average fair value at the end of the prior fiscal year; (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. No adjustments were made to pensions (not applicable).
The
amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted during Prior Fiscal Years as of End of Covered Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date not Otherwise Included in Total Compensation for Covered Fiscal Year	Total
Equity
Award Adjustments

2022	$ 921,753	($ 2,065,025 )	$ 664,333	($ 1,454,492 )	$ 0	$ 0	($ 1,933,431 )

2021	$ 1,481,790	($ 21,875,916 )	$ 400,738	($ 3,959,166 )	$ 0	$ 0	($ 23,952,555 )
2020	$ 6,194,039	$ 9,671,006	$ 2,590,929	$ 313,287	$ 1,514,074	$ 0	$ 17,255,187
Equity Award Valuations
: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by the PEO and NEOs as a group that vested during or were outstanding and unvested as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from 3.27 years to 6.92 years, risk-free interest rate assumptions varied from 0.2% to 4.1% and the stock price volatility assumptions varied from 39.0% to 51.8% depending on the specific stock option the fair value of which was being recalculated. Performance-based restricted stock unit (“PSU”) award grant date fair values are calculated using the stock price as of date of grant assuming probable performance. The valuation assumptions used to calculate the fair values of the PSU awards held by the NEOs as a group that were earned and vested during or were outstanding and unvested as of the end of each covered fiscal year have been adjusted using the stock price and performance accrual modifier as of year-end
and as of the date of vesting or (including the probable outcome of any such awards subject to performance conditions). Time-based restricted stock unit award grant date fair values were calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based restricted stock unit awards held by the PEO and NEOs as a group that vested during or were outstanding and unvested as of the end of each covered fiscal year have been adjusted using the stock price as of year-end
and as of each vesting date. The valuation assumptions used to calculate the fair values of the time-based restricted stock unit awards and PSU awards held by the NEOs (not applicable to the PEO) as a group that vested during or were outstanding and unvested as of the end of each covered fiscal year (including the probable outcome of any such awards subject to performance conditions) did not materially differ from those disclosed at the time of grant.

5
Cumulative total stockholder return “TSR” is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2019) by our share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Biotechnology Index.

7	The dollar amounts reported represent the amount of net loss attributable to common stockholders of BridgeBio reflected in our audited financial statements for each covered fiscal year.

8
“
Revenue” is defined as the sum of license and services revenue and product sales, as defined in our periodic reports filed with the SEC for each covered fiscal year. While we use numerous financial and non-financial
performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by our investors to determine if the compensation actually paid to our PEO and other NEOs, for the most recently completed fiscal year, is aligned with our performance.

Financial Performance Measures
As described in more detail in
“Executive Compensation – Compensation Discussion and Analysis,”
our
short-and
long-term incentive payouts consider the holistic caliber of our performance in areas such as research, clinical, and regulatory milestones versus defined financial performance measures. In aggregate, our performance in these areas drives our compensation structure, specifically the degree to which our NEOs are granted equity awards and earn cash bonuses.
Analysis of Information Presented in
Pay-Versus-Performance
Table
As described in more detail in “
Executive Compensation – Compensation Discussion and Analysis
,” our executive compensation program reflects a variable
“pay-for-performance”
philosophy. While over the years we have used several different performance measures to align executive compensation with our performance, all of these performance measures are not presented in the
Pay-Versus-Performance
table. Moreover, while we generally seek to prioritize long-term performance as our primary incentive for Dr. Kumar and our other NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular fiscal year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between the information presented in the
Pay-Versus-Performance
table.
Compensation Actually Paid and Company TSR
As demonstrated by the following graph, the amount of compensation actually paid to our CEO and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Kumar) is generally aligned with our TSR over the period presented in the
Pay-Versus-Performance
Table. This alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our CEO and our other NEOs is comprised of equity awards. As described in more detail in “
Executive Compensation – Compensation Discussion and Analysis
,” in 2022, we set 83% of our CEO

and 78% of our CFO compensation, respectively at risk in the form of performance-based bonuses and time-based
equity awards to align the interests of our NEOs and stockholders.

Compensation Actually Paid and Net Loss Attributable to Common Stockholders of BridgeBio
As demonstrated by the following graph, the amount of compensation actually paid to our CEO and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Kumar) increased in 2022 (although still net negative), while our net loss attributable to common stockholders of BridgeBio also declined during that period. We do not use GAAP or non-GAAP
net loss as a financial performance measure in our overall executive compensation program, so there is at best, only an indirect correlation between our net loss and the various financial performance measures which we use when setting goals in our short-term incentive compensation program. As described in more detail in “
Executive Compensation – Compensation Discussion and Analysis
,” in 2022, we set 14% of our CEO and 17% of our CFO compensation at risk in the form of performance-based bonuses to align the interests of our NEOs and stockholders.

Compensation Actually Paid and Revenue
As demonstrated by the following graph, the amount of compensation actually paid to Dr. Kumar and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Kumar) is generally aligned with our revenue over the period presented in the
Pay-Versus-Performance
table. As described above, “revenue” is our company selected measure for this analysis. While we use various financial and non-financial
performance measures for the purpose of evaluating the effectiveness of our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the
Pay-Versus-Performance
Table) used by our investors to determine if the compensation actually paid to Dr. Kumar and our other NEOs, for the most recently completed fiscal year, is aligned with our performance. The Compensation Committee and Board of Directors consider the totality of Company and individual performance and apply discretion in determining the annual performance bonus for our NEOs. As described in more detail in “
Executive
Compensation – Compensation Discussion and Analysis
,” in 2022, we set 83% of our CEO and 78% of our CFO compensation at risk in the form of performance-based bonuses and time-based equity awards to align the interests of our NEOs and stockholders.

Table of Performance Measures:
As discussed in greater detail in the “
Executive Compensation – Compensation Discussion and Analysis
,” the actual amount of bonus compensation that is earned by our NEOs is a discretionary determination made by the Board of Directors based on the recommendation of the Compensation Committee. As such, BridgeBio is not required to disclose a tabular list of performance measures.
Pay Versus Performance: Conclusions
The Compensation Committee believes in “pay for performance” and has structured our compensation program to reward our executive officers when we are delivering strong results. As disclosed in our previous proxy statement, NEO compensation for 2022 was markedly lower than it was in 2021, as our NEOs did not receive a full equity “refresh” award in 2022. Given the competitive landscape for talent and the decrease in our stock price over 2021, our Board of Directors, together with our Compensation Committee, decided to pull forward our compensation calendar into December 2021 and grant equity “refresh” awards for 2022 in December 2021, instead of the first quarter of 2022. As a result, full equity “refresh” awards were not granted in 2022. However, the Compensation Committee and Board of Directors did grant a special retention equity award to a broad group of BridgeBio employees in February 2022, and to our NEOs in March 2022, as described in more detail in “
Executive
Compensation – Compensation Discussion and Analysis
. For additional detail about our performance, please refer to
“2022 Business and Financial Highlights.”

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2022 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the Amended and Restated 2019 Employee Stock Purchase Plan (the “ESPP”), the 2021 Amended and Restated Stock Option and Incentive Plan (the “2021 Plan”) and the 2019 Inducement Equity Plan (the “Inducement Plan”).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column(a))(c)
Equity compensation plans approved by security holders(1)	13,899,714	(2)	$26.96	11,822,521	(3)
Equity compensation plans not approved by security holders(4)	1,854,664	(5)	$17.23	305,588	(6)
Total	15,754,378		$25.54	12,128,109

(1)	Includes grants under the ESPP and the 2021 Plan.
(2)

Includes 9,940,886 shares of common stock issuable upon the exercise of outstanding options and 3,958,828 restricted stock units. Does not include purchase rights accruing under the ESPP as of December 31, 2022 because the purchase rights (and therefore, the number of shares to be purchased) are not determined until the end of the purchase period on February 15, 2023.

(3)

As of December 31, 2022, a total of 7,926,630 shares of our common stock were reserved and available for issuance pursuant to the 2021 Plan (which excludes the 7,531,278 shares that were added to the 2021 Plan as a result of the automatic annual increase on January 1, 2023. Pursuant to an amendment and restatement approved by our stockholders on December 15, 2021, the 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2020, and ending on the date of the annual meeting of the Company’s stockholders in calendar year 2023, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the plan administrator. On January 1, 2023, the number of shares reserved and available for issuance under the 2021 plan was increased by 5% of the outstanding number of shares of our common stock on December 31, 2022. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan will be added back to the shares of common stock available for issuance under the 2021 Plan. As of December 31, 2022, a total of 3,895,891 shares of our common stock were reserved and available for issuance pursuant to the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2020, by the lesser of 2,000,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Compensation Committee. The Compensation Committee determined not to increase the number of shares reserved and available under the ESPP in 2023. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

(4)

Includes grants under the Inducement Plan. In connection with our acquisition of Eidos Therapeutics, Inc. we also assumed outstanding Eidos Therapeutics, Inc. options and restricted stock units. As of December 31, 2022, there were 1,445,885 shares issuable under such assumed outstanding stock options (with a weighted-average exercise price of $14.96) and 2,928 such assumed outstanding restricted stock units. For more information about the Inducement Plan and the assumed Eidos Therapeutics, Inc. awards, please see Note 16 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023.

(5)

Includes 251,090 shares of common stock issuable upon the exercise of outstanding options, 154,761 restricted stock units from the Inducement Plan, and 1,445,885 shares of common stock issuable under outstanding stock options and 2,928 restricted stock units from the assumption of Eidos.

(6)	As of December 31, 2022, there were 305,588 shares available for grants under the Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Agreements and Transactions with 5% Stockholders and Their Affiliates

Participation in Our Offerings and Advisory Services

Loan and Security Agreement

KKR Capital Markets LLC (“KCM”), an affiliate of KKR Genetic Disorder L.P., provided professional services to us in connection with our November 2021 Loan and Security Agreement, by and among (i) U.S. Bank National Association, in its capacity as administrative agent and collateral agent, (ii) certain lenders, (iii) BridgeBio, as a borrower, and (iv) certain subsidiaries of BridgeBio, as guarantors. We incurred fees of approximately $1.1 million in connection with such services, which we paid to KCM in the first quarter of 2022. KKR Genetic Disorder L.P. is a holder of more than 5% of our outstanding common stock. Ali J. Satvat, a member of our Board of Directors, serves as a Partner of KKR, an affiliate of KKR Genetic Disorder L.P. See footnote (2) to the beneficial ownership table under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information.

Participation in Our March 2023 Registered Offering

In March 2023, KKR Capital Markets LLC (“KCM”), an affiliate of KKR Genetic Disorder L.P., acted as an underwriter in connection with a registered public offering of our common stock, in which KCM received underwriting discounts and commissions totaling approximately $472,500 in the aggregate. In April 2023, KCM exercised the option to purchase additional shares of our common stock, in which KCM received underwriting discounts and commissions totaling approximately $3,398 in the aggregate.

Consulting Agreements

Dr. McCormick

We entered into a consulting agreement, effective as of January 1, 2021, with Frank P. McCormick, Ph.D., a member of our Board of Directors. Pursuant to the consulting agreement, Dr. McCormick provides consulting services to us generally in the area of oncology and pipeline development matters. The consulting agreement expires on December 31, 2023. In 2022, we paid Dr. McCormick $337,500 in connection with his consulting services. Dr. McCormick is also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.

QLS Advisors, LLC

In December 2020, we entered into a consulting agreement with BioSF Global (the “BioSF Agreement”), a joint collaboration of QLS Advisors LLC (“QLS”), of which Andrew W. Lo, Ph.D., a member of our Board of Directors, is the co-founder and chairman, and Ram Island Strategies LLC to provide certain consulting, legal and other services to us. Under the agreement, we have agreed to pay an aggregate of $125,000 to QLS under the BioSF Agreement, and up to $199,000 if a transaction occurs resulting from services under the BioSF Agreement, provided that no other payments shall have been made to QLS during such calendar year. In 2022, we paid QLS an aggregate of $120,000 in connection with consulting services provided by BioSF Global.

Employment Agreements

We are party to an employment offer letter agreement with Charles Homcy, M.D., a member of our Board of Directors, pursuant to which Dr. Homcy serves as our Senior Advisor, Chair of Pharmaceuticals. The position is part-time and requires Dr. Homcy to devote 20% of his full working time and efforts to our business and affairs. Pursuant to this agreement, Dr. Homcy is entitled to a salary at the annual rate of $500,000 and is eligible to participate in or receive benefits under our employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.

We are party to an employment offer letter agreement with Richard H. Scheller, Ph.D., a former member of our Board of Directors, pursuant to which Dr. Scheller serves as Senior Advisor, Chairman of R&D. The position is part-time and requires Dr. Scheller to devote 40% of his full working time and efforts to the business and affairs of the Company. Pursuant to the agreement, Dr. Scheller is entitled to a salary at the annual rate of $500,000 and is eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.

See the section titled “Proposal 1—Election of Directors—Director Compensation” for information regarding employment compensation received by Drs. Homcy and Scheller in 2022.

Executive Officer and Director Compensation

See the sections titled “Executive Compensation” and “Proposal 1—Election of Directors—Director Compensation” for information regarding compensation of our executive officers and directors, respectively.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Procedures for Approval of Related Person Transactions

The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership information of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock as of March 31, 2023;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have based our calculation of the percentage of beneficial ownership of 160,435,238 shares of common stock outstanding on March 31, 2023.

Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information with respect to our executive officers and directors is as of March 31, 2023 unless otherwise noted. The information with respect to certain significant stockholders is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2023, which is 60 days after March 31, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
KKR Genetic Disorder L.P.(2)	31,060,971	19.36%
Viking Global Entities(3)	26,620,991	16.59%
The Vanguard Group(4)	10,591,455	6.60%
BlackRock, Inc.(5)	9,834,401	6.13%
State Street Corporation (6)	8,844,943	5.51%
Directors and Named Executive Officers
Neil Kumar, Ph.D.(7)	9,874,696	6.05%
Brian C. Stephenson, Ph.D., CFA(8)	1,031,966	*
Charles Homcy, M.D.(9)	1,793,548	1.11%
Eric Aguiar, M.D.(10)	256,203	*
Jennifer E. Cook(11)	280,439	*
Douglas A. Dachille(12)	71,596	*
Ronald J. Daniels(13)	162,859	*
Andrea J. Ellis(14)	63,596	*
Fred Hassan(15)	70,896	*
Andrew W. Lo, Ph.D.(16)	415,808	*
Frank P. McCormick, Ph.D.(17)	1,494,643	*
James C. Momtazee(18)	369,621	*
Ali J. Satvat(2)(19)	31,476,578	19.57%
Randal Scott, Ph.D.(20)	183,126	*
Hannah A. Valantine, M.D.(21)	53,726	*
All directors and executive officers as a group (15 persons)(22)	47,599,301	28.52%

*	Represents beneficial ownership of less than one percent of the shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of all listed stockholders is 3160 Porter Drive, Suite 250, Palo Alto, California 94304.
(2)

Based on a Schedule 13D/A filed with the SEC on February 17, 2021 by KKR Genetic Disorder L.P. Consists of 31,060,971 shares of common stock directly owned by KKR Genetic Disorder L.P. KKR Genetic Disorder GP LLC, as the general partner of KKR Genetic Disorder L.P., KKR Group Partnership L.P., as the sole member of KKR Genetic Disorder GP LLC, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR & Co. Inc., as the sole stockholder of KKR Group Holdings Corp., KKR Management LLP, as the Series I Preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described above. The principal business address of each of the entities and persons identified in the immediately preceding sentence, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat is a member of the Board of Directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts and Satvat disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P. The principal business address of Mr. Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(3)

Based on a Schedule 13D filed with the SEC on July 8, 2019 by Viking Global Investors LP. Consists of (i) 631,167 shares of common stock held by Viking Global Equities Master Ltd. (“VGE Master”); (ii) 251,204 shares of common stock held by Viking Long Fund Master Ltd. (“VLF”) and (iii) 25,738,620 shares of common stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“Viking Opportunities,” and together with VGE Master, VLF and Viking Opportunities, the “Viking Global Entities”). VGE Master has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGE Master. VLF has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLF. Viking Opportunities has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Viking Opportunities GP”), and by VGI, which provides managerial services to Viking Opportunities. O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Viking Opportunities GP, have shared power to direct the voting and disposition of investments beneficially owned by VGI, VGP, VLFGP and Viking Opportunities GP. The business address of each of the Viking Global Entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, Connecticut 06830.

(4)

Based on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. Consists of 10,591,455 shares of common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5%. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based on a Schedule 13G/A filed with the SEC on February 1, 2023 by BlackRock, Inc. Consists of 9,834,401 shares of common stock and includes holdings from the following subsidiaries: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of BridgeBio Pharma, Inc. No one person’s interest in the common stock of BridgeBio Pharma, Inc. is more than five percent of the total outstanding common shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6)

Based on a Schedule 13G filed with the SEC on February 8, 2023 by State Street Corporation. Consists of 8,844,943 shares of common stock and includes holdings from the following subsidiaries: SSGA Funds Management, Inc., State Street Global Advisors Europe Limited; State Street Global Advisors Limited; State Street Global Advisors Trust Company; and State Street Global Advisors, Australia, Limited. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of BridgeBio Pharma, Inc. No one person’s interest in the common stock of BridgeBio Pharma, Inc. is more than five percent of the total outstanding common shares. The business address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(7)

Consists of: (i) 7,061,605 shares of common stock, of which 4,813,197 shares are held by Dr. Kumar, of which 349,636 shares are subject to our right of repurchase as of March 31, 2023; 1,252,722 shares are held by the Kumar Haldea Revocable Trust; and 995,686 shares are held by the Kumar Haldea Family Irrevocable Trust (Dr. Kumar disclaims beneficial ownership of the shares held in the trusts); (ii) 2,710,842 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter and (iii) 102,249 restricted stock units that are vested and releasable within 60 days of March 31, 2023.

(8)

Consists of (i) 156,837 shares of common stock held by Dr. Stephenson, of which 37,727 shares are subject to our right of repurchase as of March 31, 2023, (ii) 830,133 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter and (iii) 44,996 restricted stock units that are vested and releasable within 60 days of March 31, 2023.

(9)

Consists of (i) 1,218,368 shares of common stock held by Dr. Homcy, of which 53,254 shares are subject to our right of repurchase as of March 31, 2023, (ii) 571,421 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter and (iii) 3,759 restricted stock units that are vested and releasable within 60 days of March 31, 2023.

(10)	Consists of 256,203 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.
(11)

Consists of (i) 7,152 shares of common stock held by Ms. Cook and (ii) 273,287 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(12)

Consists of (i) 20,000 shares of common stock held by The Dachille 2012-1 Family Trust and (ii) 51,596 shares of common stock issuable upon the exercise of options held by Mr. Dachille that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(13)

Consists of (i) 10,402 shares of common stock held by Mr. Daniels and (ii) 152,457 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(14)

Consists of (i) 12,000 shares of common stock held by Mrs. Ellis and (ii) 51,596 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(15)

Consists of (i) 19,300 shares of common stock held by Mr. Hassan and (ii) 51,596 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(16)

Consists of (i) 48,099 shares of common stock held by Dr. Lo, (ii) 162,126 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter, and (iii) 205,583 shares held in trust by Andrew W. Lo and Nancy N. Lo JTWROS.

(17)

Consists of (i) 1,200,065 shares of common stock held by Dr. McCormick and (ii) 294,578 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(18)

Consists of (i) 88,491 shares of common stock held by Mr. Momtazee, and (ii) 281,130 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(19)	Includes 415,607 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.
(20)

Consists of (i) 21,000 shares of common stock held by Dr. Scott, and (ii) 162,126 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(21)

Consists of (i) 1,764 shares of common stock held by Dr. Valantine, and (ii) 51,962 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2023 or exercisable within 60 days thereafter.

(22)	Consists of the number of shares beneficially owned by the named executive officers and directors listed in the table above.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2022, except that Richard H. Scheller filed a late statement of changes in beneficial ownership of securities on Form 4 on March 15, 2022; Charles Homcy filed a late statement of changes in beneficial ownership of securities on Form 4 on March 15, 2022 and Jennifer E. Cook filed a late statement of changes in beneficial ownership of securities on Form 4 on February 21, 2023, in each case due to administrative error.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and are consistent with current market practices. At our 2021 Annual Meeting of Stockholders, our stockholders approved one year as the preferred frequency for holding non-binding advisory votes to approve the compensation of our named executive officers. Accordingly, we are asking our stockholders to vote for the resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Before you vote, we recommend that you read the Executive Compensation section of this proxy statement for additional details on our executive compensation programs and philosophy.

This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Vote Required

Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2023. Representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Deloitte as our independent registered public accounting firm, and stockholder ratification is not binding on us, the Board of Directors or the Audit Committee. We request such ratification, however, as a matter of good corporate practice. Our Board of Directors, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Deloitte as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Deloitte.

Independent Registered Public Accounting Firm Fees And Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2021 and December 31, 2022 by Deloitte.

Fees billed	2021 Deloitte	2022 Deloitte
Audit Fees	$3,611,234	$2,463,528
Audit-Related Fees	—	—
Tax Fees	388,598	250,295
All Other Fees	188,391	88,391

Total	$4,188,222	$2,802,214

Audit Fees. This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC, services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements and other fees in connection with our adoption of new accounting pronouncements. This category also includes fees for services incurred in connection nonrecurring transactions completed in each of 2021 and 2022.

Audit-Related Fees. This category consists of fees billed for related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the Audit Fees category.

Tax Fees. This category consists of fees for services provided for tax consultation services.

All Other Fees. This category consists of fees for all other services that are not reported above.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company

Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Deloitte during fiscal years 2021 and 2022 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote

The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at https://bridgebio.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2022 with the Company’s management and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2022.

The Audit Committee and the Board of Directors have recommended the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

AUDIT COMMITTEE

ANDREA J. ELLIS, CHAIR

ERIC AGUIAR

RANDAL W. SCOTT

HOUSEHOLDING OF PROXY MATERIALS

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares.

Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at https://bridgebio.com or you can request a copy free of charge by sending a request online by accessing our website (https://bridgebio.com) and selecting the “Investors” tab and “Contact IR”. Please include your contact information with the request.

By Order of the Board of Directors,

BridgeBio Pharma, Inc.

/s/ Neil Kumar

Neil Kumar
Chief Executive Officer

April 28, 2023

bridgebio BRIDGEBIO PHARMA, INC. 3160 PORTER DRIVE SUITE 250 PALO ALTO, CA 94304 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 20, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BBIO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 20, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 11:59 p.m. Eastern Time on June 20, 2023. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V13880-P86996 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIDGEBIO PHARMA, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends that you vote “FOR” the nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3: 1. To elect four (4) directors, James C. Momtazee, Frank McCormick, Ph.D., Randal W. Scott, Ph.D. and Hannah A. Valantine, M.D., to serve as Class I directors to hold office until the date of the Annual Meeting of Stockholders following the year ending December 31, 2025 and until their successors are duly elected and qualified, or until such director's earlier death, resignation or removal. Nominees: 01) James C. Momtazee 02) Frank McCormick, Ph.D. 03) Randal W. Scott, Ph.D. 04) Hannah A. Valantine, M.D. For Against Abstain 2. To cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. 3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V13881-P86996 BRIDGEBIO PHARMA, INC. Annual Meeting of Stockholders June 21, 2023 9:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Neil Kumar, Ph.D. and Brian C. Stephenson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIDGEBIO PHARMA, INC. held of record by the undersigned on April 24, 2023 at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 21, 2023, at www.virtualshareholdermeeting.com/BBIO2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3. Continued and to be signed on reverse side